Exhibit 99.2

GCI to launch offer for AIXTRON SE Partnership for Growth May 23, 2016

Disclaimer Additional information This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The takeover offer for the outstanding ordinary shares (including ordinary shares represented by American depositary shares) of AIXTRON SE has not commenced. The terms and conditions of the takeover offer will be published in, and the solicitation and offer to purchase ordinary shares (including ordinary shares represented by American depositary shares) will be made only pursuant to the offer document and related offer materials prepared by Grand Chip Investment GmbH and as approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”). Once Grand Chip Investment GmbH has obtained the necessary permission from BaFin, the offer document and related offer materials will be published in Germany and also filed with the U.S. Securities and Exchange Commission (the “SEC”) in a Tender Offer Statement on Schedule TO at the time the takeover offer is commenced. AIXTRON SE intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the takeover offer; in addition, AIXTRON SE’s Management Board and Supervisory Board will publish a statement pursuant to Sec. 27 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, WpÜG). The offer document for the takeover offer (in German and in English) containing the detailed terms and conditions of, and other information relating to, the takeover offer will, among other things, be published on the internet at www.grandchip-aixtron.com. Acceptance of the takeover offer by shareholders that are resident outside Germany and the United States may be subject to further legal requirements. With respect to the acceptance of the takeover offer outside Germany and the United States, no responsibility is assumed for the compliance with such legal requirements applicable in the respective jurisdiction. The Tender Offer Statement (including the offer document, a related letter of transmittal and other related offer materials) and the Solicitation/ Recommendation Statement, as they may be amended from time to time, as well as the Management and Supervisory Board’s statement pursuant to Sec. 27 WpÜG will contain important information that should be read carefully before any decision is made with respect to the takeover offer because they, and not this document, will govern the terms and conditions of the takeover offer. Those materials and other documents filed by Grand Chip Investment GmbH or AIXTRON SE with the SEC will be available at no charge on the SEC’s web site at www.sec.gov. In addition, Grand Chip Investment GmbH’s Tender Offer Statement and other documents it will file with the SEC will be available at www.grandchip-aixtron.com. In this presentation, unless the context otherwise requires, references to ‘‘AIXTRON”, “the AIXTRON Group’’, the ‘‘Group’’ or ‘‘the Company’’ are to AIXTRON SE and its consolidated subsidiaries. References to ‘‘Management’’ are to the Executive Board of AIXTRON SE. Cautionary statement regarding forward-looking statements This document contains forward-looking statements, including statements regarding the expected consummation of the proposed transaction and AIXTRON SE’s future performance, which involves a number of risks and uncertainties, including the satisfaction of closing conditions for the transaction, the possibility that the transaction will not be completed, the failure to retain key AIXTRON SE employees, customers and partners, uncertainty regarding the anticipated benefits of the transaction and the failure of the parties to achieve anticipated goals of the transaction, and other risks and uncertainties discussed in AIXTRON SE’s public filings with the SEC, including the “Risk Factors” section of AIXTRON SE’s Form 20-F filed on February 23, 2016, as well as the offer document to be filed by Grand Chip Investment GmbH, the Solicitation/Recommendation Statement to be filed by AIXTRON SE and the statement pursuant to Sec. 27 WpÜG to be published by AIXTRON SE’s Management and Supervisory Board. These documents and statement are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors, many of which are outside the control of AIXTRON SE and Grand Chip Investment GmbH, that may cause results, levels of activity, performance or achievements to be materially different from any future statements. These statements are generally identified by words or phrases such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “will”, “may”, “should”, “estimate”, “predict”, “potential”, “continue” or the negative of such terms or other similar expressions. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and you should not place undue reliance on these statements. AIXTRON SE undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise, unless expressly required to do so by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Transaction overview Consideration 1) According to the following conversion rate which was published by ECB on May 20. 2016 at 15:00 CET: EUR 1 = RMB 7.3456 3 Pursuant to the agreement, Grand Chip Investment (GCI) will launch a voluntary public takeover offer to acquire all outstanding ordinary shares, including all ordinary shares represented by AIXTRON ADS: AIXTRON shareholders will be offered 6.00 Euros in cash per each ordinary share 50.7% premium to three month volume weighted average share price prior to announcement Total transaction value of approximately € 670m implying an enterprise value of € 488m: Values AIXTRON at 2.5x EV / sales 2015 Offer Process Voluntary public takeover offer to all of AIXTRON‘s shareholders. Takeover offer expected to commence in July 2016. Closing expected second half of 2016. Offer subject to conditions precedent, including regulatory approvals and a minimum acceptance threshold of 60% of all AIXTRON’s issued shares, including shares represented by ADS. Financing Structure Approximately RMB 1.7 billion, equal to approx. €231 million1, of equity financing will be provided by Fujian Grand Chip Investment Fund LP (FGC). The remainder of the transaction is to be financed by debt facilities. Support The Executive Board and Supervisory Board of AIXTRON welcome and support the strategic benefits of the transaction: Executive Board and Supervisory Board intend to recommend the offer Executive Board and Supervisory Board members intend to tender their shares Certain Contractual Provisions FGC will support AIXTRON’s strategy going forward to drive R&D, to promote the further development of new products and to enhance the portfolio. R&D competency & technologies will be maintained at the existing technology hubs in Germany, the UK and the U.S. AIXTRON shall further strengthen its technology and IP Portfolio, which will remain vested with AIXTRON, including in Germany. AIXTRON’s legal domicile and headquarters will remain in Herzogenrath, Germany. Transaction is not directed towards cost and staff reductions.

An attractive offer securing the future of AIXTRON by enabling sustainable and profitable growth Transaction provides the opportunity for improved access to growth markets This transaction will: Provide the opportunity to better access growth markets such as those for MOCVD (Metal Organic Chemical Vapor Deposition) for TFOS (Three Five on Silicon), MOCVD for Optoelectronics, Carbon Nanomaterials, MOCVD for Power Electronics (PE), ALD (Atomic Layer Deposition) for memory and OLED (Organic Light Emitting Diode) Deposition systems. Provide the opportunity to enhance AIXTRON’s development in changing market conditions to secure its current employee base. Support AIXTRON’s long-term R&D activities to further develop new products and technologies. Support the execution of AIXTRON’s current strategy and technology roadmaps in line with the business plan in order to best serve its customers. Improve AIXTRON’s ability to compete and grow in emerging markets, particularly in China. Dynamic market developments are creating significant challenges for small and mid size equipment manufacturers but can also create new business opportunities 4

Market in the semiconductor equipment sector changing significantly 5 Technological breakthroughs are speeding up 1 Technology innovation and disruptive cycles requiring timely execution from R&D into high-volume manufacturing environment. 2 R&D investments will continue to rise Increasing number of materials and disruptive device architectures result in increasing R&D spending needs. 3 Semiconductor related industries merging Larger end-markets, larger balance sheet industry players, need for increased system capabilities, shorter product cycles and stronger R&D focus. Emerging markets to drive growth in the industry 5 Local sourcing requirements and Chinese market intelligence key to addressing emerging growth markets. Business models are converging 4 New product development and manufacturing is driven by strategic customer-supplier relationship rather than cost down engineering focus.

Significant upfront investment required to bring new products to market. Ability to sustain development while new products come to market. Access to investment capital 6 Diversification Diversification is key to reduce risk from adverse technology cycles / single product failure. Diversification requires scale and resources to successfully develop new products. Balanced product portfolio requires cash generation vs. growth. Scale matters Critical mass: scale and customer track record required to succeed in increasingly competitive environment. Industry increasingly consolidating. Shift to emerging markets (technologies/regions) Access to emerging markets is crucial due to the shift of semiconductor companies conducting more and more business in Asia and, in particular, China. creating challenges for small-to-medium sized players

Full commercialization of broad product portfolio require further investments 7 MOCVD TFOS CNT/Graphene ALD for Memory (1 Customer*) MOCVD-Opto MOCVD PE OLED Deposition Development stage Pilot stage High-volume stage Upfront investments needed for R&D and in demo phase Mean duration: 3-5 years Small scale revenue in the pilot stage Investments in final process and device qualification Mean duration: 1-3 years AIXTRON‘s current revenue drivers in high-volume stage CIP** investments towards higher production efficiencies *2 other customers in development / pilot stage **Continuous Improvement Process which would be facilitated through increased market access by FGC 8 Significant investments required in technology and engineering capacities enabling high-volume manufacturing and developing the product mix focusing on higher and more profitable growth markets to tap the full growth potential within AIXTRON’s technology areas. 2015* *Pie charts show the estimated size of AIXTRON’s addressable market 2015 and 2020 (SAM by technology group) 2020* MOCVD-Opto OLED Deposition MOCVD PE ALD Memory MOCVD TFOS Carbon 0% 20% 40% 60% 80% 100% 120% 140% 160% ALD Memory MOCVD-Opto OLED Deposition MOCVD PE CNT/Graphene MOCVD TFOS 5 Year Market CAGR in % 49% 24% 8% 18% 1% 22% 31% 16% 6% 20% 5%

Capital-intensive future technologies require a strong partner at the side of AIXTRON 9 Equipment Equipment Process and Integration Layer Qualification Process and Integration Upfront investment requirements MOCVD-Opto MOCVD PE OLED Deposition MOCVD TFOS and ALD Memory Process and Integration Film Qualification Equipment Equipment Complexity: Higher upfront investments due to more complex customer requirements (R&D, Capex and Working Capital). Efficiency: Customers require a better integration into their existing system landscape and their processes.

The transaction provides the opportunity to grow in China with regional support 10 Source: PwC / Gartner /Others Key parties involved Fujian Grand Chip Investment Fund LP (FGC) is a Chinese investment fund which is controlled and managed by Mr. Zhendong Liu, FGC’s Managing Partner. Mr. Liu is a Chinese businessman and private investor. Grand Chip Investment GmbH (GCI) is a 100% indirect subsidiary of FGC and has entered into an agreement with AIXTRON. Approximately RMB 1.7 billion of equity financing will be provided by FGC. The remainder of the transaction is to be financed by debt facilities. Continued growth in the Chinese integrated circuit (IC) industry expected: Each year China consumes more than half of the worldwide semiconductors. Worldwide the semiconductor market grew at a around ~3% per year (CAGR). During that same period China's much smaller semiconductor industry revenue grew at over ~20% (CAGR). Continuous growth in number and size of Chinese semiconductor manufacturers is apparent. Trend is expected to continue.

11 Australia: 1 Sweden: 1 Austria: 1 Belgium: 3 Netherlands: 1 Poland: 2 Switzerland & Italy: 3 China: 8 Slovakia: 1 Japan: 4 UK: 3 Scotland: 1 Russia: 1 India: 1 France: 3 Taiwan: 7 USA: 25 Germany: 12 South Korea: 8 Over 50 research cooperations worldwide: Academic R&D Industrial R&D* Three own R&D hubs in Herzogenrath, Cambridge and Sunnyvale Continuation of AIXTRON‘s strong research cooperations with prestigious universities and industrial customers. The existing strong R&D network will be maintained 23 2 4 1 2 3 3 12 1 2 1 1 1 8 2 6 3 1 6 1 1 1 *include multiple programs at specific customers

12 FGC contractually confirms Current Executive Board of AIXTRON remains in place with full support of FGC. R&D competency, as well as AIXTRON’s existing technologies will be maintained at the existing technology centers. AIXTRON shall further strengthen its technology and IP Portfolio, which will remain vested with AIXTRON, including in Germany. AIXTRON’s legal domicile and headquarters will remain in Herzogenrath, Germany. FGC will maintain and expand the existing global set up with three leading technology hubs in Germany, United Kingdom and the United States leveraging their close proximity to leading high tech eco-systems and the core markets for AIXTRON’s technology. Further international technology hubs may be established. Both AIXTRON and FGC view the transaction as an opportunity to grow and expand AIXTRON’s workforce and have agreed that the transaction is not directed towards cost reductions or layoffs to the detriment of AIXTRON’s employees. AIXTRON’s Supervisory Board shall continue to consist of six members.

13 Transaction effects on AIXTRON’s employees R&D competency, as well as AIXTRON’s existing technologies will be maintained at the existing technology centers. Locations will be maintained. AIXTRON’s legal domicile and headquarters will remain in Herzogenrath, Germany. FGC will maintain and expand the existing global set up with three leading technology hubs in Germany, United Kingdom and the United States leveraging their close proximity to leading high tech eco-systems and the core markets for AIXTRON’s technology. Further international technology hubs may be established. AIXTRON shall further strengthen its technology and IP Portfolio, which will remain vested with AIXTRON, including in Germany. Both AIXTRON and FGC view the transaction as an opportunity to grow and expand AIXTRON’s workforce and have agreed that the transaction is not directed towards cost reductions or layoffs to the detriment of AIXTRON’s employees.

14 Transaction effects on AIXTRON’s customers The transaction will provide AIXTRON with a long-term horizon to promote the further development of new products and to enhance the portfolio. AIXTRON’s legal domicile and headquarters will remain in Herzogenrath, Germany. AIXTRON’s customers will benefit from stronger support and execution of their roadmaps. R&D competency, as well as AIXTRON’s existing technologies will be maintained at the existing technology centers. IP and data protection and all other customer agreements will continue to comply with the established highest standards. AIXTRON shall further strengthen its technology and IP Portfolio, which will remain vested with AIXTRON, including in Germany. FGC will maintain and expand the existing global set up with three leading technology hubs in Germany, the United Kingdom and the United States leveraging their close proximity to leading high tech eco-systems and the core markets for AIXTRON’s technology.

Supporting the long-term future of AIXTRON for the benefit of all stakeholders Strengthen established businesses, particularly Optoelectronics & Power Management Strengthen supplier-customer engagement in technology development & partnering Support on capitalizing the new business Qualification for high-volume manufacturing at our customers Commitment to support existing product lines Improved access to emerging markets Focus on growth areas and R&D Growth in emerging countries, particularly in China, to the benefit of all global locations Increasing footprint emerging markets, particularly in China Improving service and support infrastructure Drive full development of high performance materials like III-V, Graphene, Organics, high-k into high-volume manufacturing Penetrate the Global Semiconductor & Display Market Being positioned as enabler for next-gen PE and semiconductor government targets Being positioned as enabler for memory and logic production equipment Capitalizing on OLED initiatives 15 Immediate value generation Attractive premium to current share price 50.7% premium to three month volume weighted average share price prior to announcement Short-term Mid- term

Timetable and next steps 16 Regulatory approvals expected in the course of the summer Offer launch planned in July 2016 Offer period of 10 weeks Closing expected second half of 2016

If you have any further questions or require more information, please contact us at: AIXTRON SE Dornkaulstr. 2 52134 Herzogenrath Germany Phone +49 (2407) 9030-0 Fax +49 (2407) 9030-40 E-Mail info@AIXTRON.com 17 Thank you very much for your attention.